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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95659) pertaining to the Employee Stock Purchase Plan of Sovereign Specialty Chemicals, Inc. of our report dated February 19, 2003 with respect to the consolidated financial statements and schedule of Sovereign Specialty Chemicals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                       /s/ Ernst & Young LLP


Chicago, Illinois
February 19, 2003